UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018 (December 13, 2018)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (469) 862-3030

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2018, the board of directors (the “Board”) of Fuse Medical, Inc., a Delaware corporation (the “Company”), approved the Amended and Restated 2018 Equity Incentive Plan of the Company, in the form attached hereto as Exhibit 10.1 (the “2018 Plan”), which is herein incorporated by reference. The 2018 Plan is subject to the approval of the stockholders of the Company and amended and restated in its entirety, the 2017 Equity Incentive Plan of the Company (the “2017 Plan”), included on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2017.

The 2018 Plan is substantially similar to the 2017 Plan, but the material differences between the two are the:

(i)	incorporation of previous amendments to the 2017 Plan, including:

a.

Amendment No. 1, adopted by the Board on September 21, 2017, and reported in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017, which increased the number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) available for issuance to 2,500,000;

b.

Amendment No. 2, adopted by the Board on October 4, 2017, and reported in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017, which increased the number of shares of Common Stock available for issuance to 4,500,000;

c.

Amendment No. 3, adopted by the Board on February 15, 2018, and reported in the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2018, which increased the number of shares of Common Stock available for issuance to 6,000,000 and amended the definition of “Plan” to be consistent with the current title of the 2017 Plan;

d.

Amendment No. 4, adopted by the Board on June 28, 2018, and reported in the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2018, which increased the number of shares of Common Stock available for issuance to 8,000,000;

(ii)	increase of the maximum number of shares of Common Stock available for issuance to 10,000,000;

(iii)	adoption of minor stylistic and grammatical changes to clarify the defined terms throughout the 2018 Plan documents;

(iv)	replacement of any references to a year “2017” with the year “2018”; and

(v)	updating the termination date of the 2018 Plan to immediately prior to the tenth (10th) anniversary of the date the 2018 Plan was adopted by the Board.

The shares of Common Stock subject to stock awards granted under the 2018 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the 2018 Plan and be available for issuance under the 2018 Plan.

In the event of a corporate transaction or a change of control, outstanding stock awards under the 2018 Plan may be assumed, continued, or substituted by the surviving corporation. If the surviving corporation does not assume, continue, or substitute such stock awards, then (i) any stock awards that are held by individuals performing services for the Company immediately prior to the effective time of the transaction will become fully vested and exercisable and will be terminated if not exercised prior to the effective date of the transaction, and (ii) all other outstanding stock awards will be terminated if not exercised on or prior to the effective date of the transaction.

The Board or a duly appointed committee thereof may suspend or terminate the 2018 Plan at any time. The 2018 Plan is scheduled to terminate immediately prior to the tenth (10th) anniversary of the date it was adopted by the Board. No rights may be granted under the 2018 Plan while the 2018 Plan is suspended or after it is terminated. The Board or a duly appointed committee thereof may amend or modify the 2018 Plan at any time, subject to any required stockholder approval.

To the extent required by applicable law or regulation, and except as otherwise provided in the 2018 Plan, stockholder approval will be required for any amendment that (i) materially increases the number of shares available for issuance under the 2017 Plan, (ii) materially expands the class of individuals eligible to receive stock awards under the 2017 Plan, (iii) materially increases the benefits accruing to the participants under the 2017 Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the 2017 Plan, (iv) materially extends the term of the 2018 Plan, or (v) expands the types of awards available for issuance under the 2018 Plan.

The foregoing description is subject to, and qualified in its entirety by, the 2018 Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

The information disclosed in Item 1.01 of this Current Report on Form 8-K is herein incorporated by reference, as the Company’s principal executive officer, principal financial officer, and other named executive officers are eligible to participate in the 2018 Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2018 Equity Incentive Plan of Fuse Medical, Inc.

99.1	Form of Restricted Stock Award Notice and form of Restricted Stock Award Agreement under the Amended and Restated 2018 Equity Incentive Plan of Fuse Medical, Inc.

99.2	Form of Stock Option Grant Notice and form of Stock Option Agreement under the Amended and Restated 2018 Equity Incentive Plan of Fuse Medical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III, Senior Vice President Chief Financial Officer and Director

Date: December 18, 2018